ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

This Assignment and Assumption on of Membership Interests Agreement (this “Agreement"') is entered  into as of  August  31, 2020  by  and  between  Innovative  Separations.  LLC  NB (“Assignor"). and New Bridge Global Ventures. Inc. (“Assignee” ).

WHEREAS. Assignor owns 50% of membership interests (“Assigned Interests”) of Innovative Separations NB, LL C. a Nevada limited liability company (“Company") and

WHEREAS . Assignor has agreed to assign. transfer and sell to Assignee. and Assignee has agreed to purchase from Assignor all of  Assignor's  right ,  title and  interest in  the  Assigned  Interests for a total purchase price of 1,500,000 common shares par value $0.000 l of New Bridge Global Ventures. Inc. --NBGY Stock"

NOW. THEREFORE , in consideration of the mutual covenants. terms and conditions set forth in this Agreement. and fi.)r other good and valuable consideration. the receipt and sufficiency of which are hereby) acknowledged, the parties agree as follows:

I .        Assignment.  Assignor hereby assigns and  transfers to Assignee all of the Assignors  right. title and interest in and to the Assigned Interest, including all voting. consent and financial rights now or hereafter existing and associated with ownership of the Assigned Inter est.

2.Representations and Warranties of Assignor. The Assignor represents and warrants that (a) Assignor is the true and lawful owner of the Assigned Interest and has good title to the same: (b) the Assignor has made 110 prior assignment or sale of the Assigned   Interest and that no other person or entity has any right   title or interest therein: (c) the execution and delivery hereof by the Assignor and the assignment of all its right. title and interest in and to the Assigned Interest does not contravene any agreement to which the Assignor is a pa11y or by which it or its prope11y. or the Corporation’s property is bound: ( u) no liens encumbrances. charges or security interests of any kind exist on the date hereof against the Assigned Interest: and (e) Assignor hereby warrants and defends title to the Assigned Interest to Assignee against the claims and demands of all per sons.

3.Representations and Warranties of Assignee. Assignee represents , warrants and agrees that Assignee is acquiring the securities represented by the Assigned Interest for its own account. solely for investment purposes. and not with a view to resale of said securities.

4.Acceptance by Assignee. Assignee: (a) accepts the assignment of all of Assi gnor’s right. title and interest in and to the Assigned Interest: and (b) agrees to be bound by all of the term s. covenant s. and conditions of this Agreement and of that ce11ain Operating Agreement of the Company. as amended (the '"Operating Agreement”). a true. complete and correct copy of which is attached hereto as Exhibit A. Assignee hereby indemnifies and holds Assignor, and its manager. Directors. employees. members and agents harm less against any and all losses. costs and expenses (including reasonable attorneys arising out of any obligations of Assignee relating to the Assigned Interest which occur on or after. or arise from events occurring on or after. the date hereof.

5.Absolute Conveyance. The  conveyance  of  the  Assigned  Interest  hereunder  is  an  absolute transfer w Assignee. free and clear of all liens and restrictions .

6.Heirs. Successors and Assigns. This Agreement shall bind and inure to the benefit of the pai1ies hereto and their respective SL1ccessors and assigns.

7.Governing Laws. This Agreement and all other instruments referred to herein shall be governed

b). and shall be construed according to. the laws of the State of Nevada, without regard to conflict or law rules.

8.Counterparts. This Agreement may be executed in any number of counterparts, each of which

\when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument.. A signed copy of' this Agreement delivered by either facsimile or e-mail shall be deemed to have the same legal effect as delivery of' an original signed copy of this; Assignment. Notwithstanding the foregoing. each party hereto shall deliver original counterpart signatures to the other parties on or before the date hereof

9.Amendments and Modifications. This Agreement may not be modified or amended 111 any manner other than by a written agreement signed by the party to he charged.

10.Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Operating Agreement.

IN WITNESS WHEREOF, the parties s hereto have executed this Agreement as of' the date set forth above.